SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 25, 2005

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

       001-06249                                          34-6513657
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(Commission File Number)                    (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                       n/a
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

      On May 25, 2005, FT-Amherst Property LLC ("FT-Amherst"), a Delaware limited liability company indirectly wholly-owned by First Union Real Estate Equity and Mortgage Investment (the "Trust"), acquired from Amherst Investors Business Trust, an unaffiliated third party, two office building properties in Amherst, New York with an aggregate square footage of 200,000. The aggregate purchase price for the properties was approximately $22 million. The purchase price was provided from an $18 million first mortgage loan with the balance from the Trust's reserves. (See Item 2.03 below) The Trust anticipates that this acquisition will generate a current yield on the approximate $4.3 million net cash investment (inclusive of closing costs) of approximately 15.5%.

      The properties are triple-net leased to Ingram Micro, Inc and serve as their east-coast headquarters. The following table sets forth the terms of the lease:

Initial Term       Initial Term Rent(1)        Renewal Terms            Renewal Term Rent(1)
------------       --------------------        -------------            --------------------
10/31/13                $2,015,825             Two 5-yr. terms          Greater of (i) $1,814,242 or
                                                                        (ii) fair market value

(1) Amount is annual rent. Rent is paid in equal monthly installments.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      In connection with the acquisition of the Amherst properties, FT-Amherst obtained a loan from Greenwich Capital Financial Products, Inc. in the original principal amount of $18,000,000. The loan bears interest at 5.65% per annum, requires monthly payments of approximately $112,000 and is scheduled to mature in November 2013. The loan is secured by a first mortgage on the Amherst properties.

      The loan is not prepayable at any time prior to December 6, 2008. Thereafter, FT-Amherst has the right to defease the loan.

      In connection with the loan, First Union REIT, L.P. was required to provide standard hazardous substance and non-recourse carve-out guarantees to the lenders.

ITEM 7.01 Regulation FD Disclosure

      On May 25, 2005, the Trust announced the transaction described in Items
2.01 and 2.03 above. A copy of the press release is attached hereto as exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

      (c)   Exhibits

      10.1 Purchase and Sale Agreement, dated March 10, 2005, between Amherst Investors Business Trust and Micron Realty LLC (previously filed as
            Exhibit 10.1 to the Trust's 8K filed on March 23, 2005)
      10.2 Assignment of Purchase and Sale Agreement, dated March 21, 2005, between First Union REIT, L.P. and Micron Realty LLC (previously filed as Exhibit 10.2 to the Trust's 8K filed on March 23, 2005)
      10.3  Loan Agreement, dated May 25, 2005, between FT-Amherst Property LLC, as borrower, and Greenwich Capital Financial Products, Inc., as lender.
      10.4 Promissory Note, dated May 25, 2005, in the original principal amount of $18,000,000 from FT-Amherst Property LLC to Greenwich Capital Financial Products, Inc.
      99.1  Press Release dated May 25, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of May, 2005.

                                        FIRST UNION REAL ESTATE EQUITY AND
                                         MORTGAGE INVESTMENTS


                                        By: /s/ Carolyn Tiffany
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                                            Carolyn Tiffany
                                            Chief Operating Officer